Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Third Quarter 2009 Results

ONEONTA, Alabama (Nov. 4, 2009) – Otelco Inc. (NASDAQ: OTT; TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia, today announced results for its third quarter ended September 30, 2009.  Key quarterly highlights for Otelco include:

●	Total revenues of $26.4 million.
●	Operating income of $6.2 million.
●	Adjusted EBITDA (as defined below) of $12.8 million.

“Otelco delivered another quarterly increase in revenue and EBITDA while the economy continued to struggle,” said Mike Weaver, President and Chief Executive Officer of Otelco.  “We experienced growth in our revenue of $8.2 million over the third quarter of 2008 and $0.6 million over second quarter 2009. We had our best quarterly results with Adjusted EBITDA at $12.8 million, an increase of $3.8 million and $0.4 million over the same quarter last year and the second quarter of 2009, respectively. Revenue growth and effective cost management, coupled with a focus on the integration of acquisitions, are the drivers behind the results.

“Our capital expenditures for the quarter were $2.8 million, returning to our more typical level of approximately 10% of revenue after a conservative first half of 2009.  After reflecting a voluntary prepayment of $5.0 million to reduce our senior debt made during third quarter, cash grew $2.9 million during the quarter.

“The integration of the Country Road entities is complete with the successful billing system conversion this quarter,” Weaver concluded.  “With the integration behind us, our focus will be on CLEC growth by expanding our operations in northern Maine and neighboring New England states.  As evidenced by our nineteenth consecutive IDS dividend, we remain committed to returning cash to our shareholders.”

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For this quarter, the Board is meeting on November 12, 2009. The scheduled interest and any dividend declared will be paid on December 30, 2009 to holders of record as of the close of business on December 15, 2009. The interest payment will cover the period from September 30, 2009 through December 29, 2009.  Currently, it is anticipated that the Company’s dividends in 2009 will continue to be treated as a return of capital for tax purposes. The Company has made nineteen successive quarterly distributions of dividends and interest since its IDS units were originally offered to the public in December 2004.

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Otelco Reports Third Quarter Results

Nov. 4, 2009

Third Quarter 2009 Financial Summary
 (Dollars in thousands, except per share amounts)

		Three Months Ended Sept. 30,		Change
		2008	2009	Amount	Percent

	Revenues	$18,238	$26,403	$8,165	44.8%
	Operating income	$5,665	$6,209	$544	9.6%
	Interest expense	$(4,774)	$(6,469)	$1,695	35.5%
	Net income (loss) available to stockholders	$789	$(12)	$(801)	*
	Basic net income (loss) per share	$0.06	$(0.00)	$(0.06)	*
	Diluted net income (loss) per share	$0.04	$(0.01)	$(0.05)	*

	Adjusted EBITDA(a)	$9,013	$12,784	$3,771	41.8%
	Capital expenditures	$2,901	$2,815	$(86)	(3.0)%

		Nine Months Ended Sept. 30,		Change
		2008	2009	Amount	Percent

	Revenues	$53,766	$77,700	$23,934	44.5%
	Operating income	$15,811	$16,390	$579	3.7%
	Interest expense	$(14,230)	$(19,515)	$5,285	37.1%
	Net income (loss) available to stockholders	$1,603	$(1,599)	$(3,202)	*
	Basic net income (loss) per share	$0.13	$(0.13)	$(0.26)	*
	Diluted net income (loss) per share	$0.10	$(0.13)	$(0.23)	*

	Adjusted EBITDA(a)	$26,345	$36,637	$10,292	39.1%
	Capital expenditures	$6,849	$6,392	$(457)	(6.7)%
	* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2009	2008	2009
	Adjusted EBITDA
	Net income (loss)	$789	$(12)	$1,603	$(1,599)
Add:	Depreciation	2,748	3,417	8,276	10,594
	Interest expense – net of premium	4,167	5,683	12,443	17,393
	Interest expense – caplet cost	253	469	723	1,169
	Interest expense – bond premium	(19)	(21)	(54)	(61)
	Interest expense – amortize loan cost	373	338	1,118	1,014
	Gain/loss from investment	-	-	(45)	-
	Income tax expense (benefit)	464	(144)	696	(1,109)
	Change in fair value of derivative	(174)	(74)	(100)	(149)
	Loan fees	19	19	57	57
	Amortization - intangibles	393	3,109	1,628	9,328
	Adjusted EBITDA	$9,013	$12,784	$26,345	$36,637

 (a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Third Quarter Results

Nov. 4, 2009

Otelco Inc. (including Acquired Entities at date of acquisition)
						June 30 – Sept. 30
	December 31,		March 31,	June 30,	Sept. 30,	% Change
Key Operating Statistics	2007	2008	2009	2009	2009	2009
RLEC access lines:
Voice lines	36,687	51,530	50,807	50,078	48,998	(2.2)%
Data lines	12,160	18,709	19,365	19,596	19,784	1.0%
RLEC access line
equivalents (1)	48,847	70,239	70,172	69,674	68,782	(1.3)%

CLEC access lines:
Voice lines	16,973	26,558	26,744	27,110	28,153	3.8%
Data lines	2,571	3,246	3,228	3,298	3,297	(0.0)%
CLEC access line
equivalents (1)	19,544	29,804	29,972	30,408	31,450	3.4%

Otelco access line
equivalents (1)	68,391	100,043	100,144	100,082	100,232	0.1%

Cable television
customers	4,169	4,082	4,132	4,114	4,126	0.3%
Wholesale network
connections	-	98,187	113,855	122,471	127,317	4.0%
Dial-up internet
customers	15,249	11,864	10,885	10,165	9,651	(5.1)%

(1)  We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR THIRD QUARTER 2009:

All financial information includes three entities acquired from Country Road Communications LLC on and as of October 31, 2008.

Revenue
Total revenues grew 44.8% in the three months ended September 30, 2009 to $26.4 million from $18.2 million in the three months ended September 30, 2008. The growth in revenue was primarily associated with the acquisition and growth in CLEC sales. Local services revenue grew 85.6% in the third quarter to $12.4 million from $6.7 million in the quarter ended September 30, 2008.  The acquisition provided an increase of $6.0 million for the quarter, partially offset by lower RLEC lines and the termination of a third-party billing services agreement. Network access revenue increased 27.2% in the third quarter to $8.5 million from $6.7 million in the quarter ended September 30, 2008.  The acquisition provided an increase of $2.9 million for the quarter, partially offset by a decrease of $0.8 million in switched and special access. Cable television revenue in the three months ended September 30, 2009 increased 2.2% to just over $0.6 million from $0.6 million in the three months ended September 30, 2008.  Internet revenue for the third quarter 2009 increased 15.6% to $3.5 million from $3.0 million in the quarter ended September 30, 2008, primarily associated with the acquisition.  Transport services revenue grew 11.3% to $1.4 million in the three months ended September 30, 2009 from $1.2 million in the same period in 2008.

Operating Expenses
Operating expenses in the three months ended September 30, 2009 increased 60.6% to $20.2 million from $12.6 million in the three months ended September 30, 2008.  Cost of services increased 56.9% to $10.4 million in the quarter ending September 30, 2009 from $6.7 million in the same period last year, reflecting the acquisition. Increases in long distance and CLEC related costs in the balance of the Company were offset by reduced circuit expense and other network efficiencies. Selling, general and administrative expenses increased 16.1% to $3.2 million in the three months ended September 30, 2009 from $2.8 million in the three months ended September 30, 2008. The acquisition provided for an increase of $0.8 million, which was partially offset by lower external relations, legal and employee costs. Depreciation and amortization for third quarter increased 107.8% to $6.5 million from $3.1 million.  Depreciation and amortization included $3.6 million from assets acquired in the acquisition including amortization of intangible assets acquired and a reduction of $0.2 million from the existing units.

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Otelco Reports Third Quarter Results

Nov. 4, 2009

Interest Expense
Interest expense increased 35.5% to $6.5 million in the quarter ended September 30, 2009 from $4.8 million a year ago. The results reflect $1.5 million in interest on the increased senior debt associated with the acquisition and $0.2 million in caplet cost amortization associated with the interest rate cap. The Company has two interest rate swaps to limit its exposure to changes in interest rates through February 2012.

Adjusted EBITDA
Adjusted EBITDA for the three months ended September 30, 2009 was $12.8 million compared to $9.0 million for the same period in 2008 and $12.4 million in the second quarter of 2009. Adjusted EBITDA included approximately $4.9 million from the acquisition. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of September 30, 2009, the Company had cash and cash equivalents of $16.7 million compared to $13.5 million at the end of 2008. Total long-term notes payable was reduced to $273.7 million, reflecting a voluntary prepayment of $5.0 million made in August. The Company continues to meet all of its loan covenants. The third quarter distribution of $5.3 million in interest and dividends to our share owners and $0.3 million in interest to our bond holders occurred on September 30, 2009. This represents the nineteenth consecutive quarterly distribution since going public in December 2004.

Capital Expenditures
Capital expenditures were $2.8 million for the quarter, reflecting a return to a more normal level of investment in the business. The Company is upgrading and expanding its soft switching infrastructure in Maine and Missouri; enhancing DSL capacity; expanding IPTV capability in Alabama; and investing in competitive customer specific equipment to support the growth of our CLEC customers.

Third Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, November 5, 2009, at 11:00 a.m. ET.  To participate in the call, dial (913) 312-1236 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the confirmation code 9894405.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia. The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up Internet access, cable television and other telephone related services. With more than 100,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates ten incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services through several subsidiaries. For more information, visit the Company’s web site at www.OtelcoInc.com.

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Otelco Reports Third Quarter Results

Nov. 4, 2009

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Third Quarter Results

Nov. 4, 2009

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2008	September 30, 2009
Assets		(unaudited)
Current assets
Cash and cash equivalents	$13,542,255	$16,717,829
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $318,446 and
$365,076 respectively	5,207,731	4,707,292
Unbilled receivables	2,567,730	2,488,917
Other	4,348,044	3,327,553
Materials and supplies	2,305,755	2,092,842
Prepaid expenses	1,141,908	1,052,704
Income tax receivable	181,644	6,000
Deferred income taxes	827,686	827,686
Total current assets	30,122,753	31,220,823

Property and equipment, net	75,407,062	70,057,795
Goodwill	189,334,837	188,190,078
Intangible assets, net	44,390,644	36,261,961
Investments	2,015,583	1,996,451
Deferred financing costs	8,315,921	7,301,991
Deferred income taxes	5,897,382	6,123,703
Interest rate cap	7,765	-
Other assets	49,540	203,233
Total assets	$355,541,487	$341,356,035

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,312,920	$2,304,996
Accrued expenses	6,632,287	5,853,988
Advance billings and payments	2,024,123	1,660,142
Customer deposits	180,582	191,324
Total current liabilities	11,149,912	10,010,450
Deferred income taxes	45,962,402	45,328,310
Interest rate swaps	-	1,318,608
Advance billings and payments	739,736	708,698
Other liabilities	188,346	158,387
Long-term notes payable	278,799,513	273,738,754
Total liabilities	336,839,909	331,263,207

Derivative liability	238,054	89,318
Class B common convertible to senior
subordinated notes	4,085,033	4,085,033

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding 12,676,733
shares	126,767	126,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	19,277,959	12,575,136
Retained deficit	(3,870,923)	(5,470,262)
Accumulated other comprehensive loss	(1,160,759)	(1,318,611)

Total stockholders’ equity	14,378,491	5,918,477

Total liabilities and stockholders’ equity	$355,541,487	$341,356,035

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Otelco Reports Third Quarter Results

Nov. 4, 2009

OTELCO INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Revenues
Local services	$6,678,826	$12,396,806	$20,116,902	$36,315,205
Network access	6,694,486	8,517,512	19,237,269	24,876,708
Cable television	601,025	614,114	1,713,457	1,833,164
Internet	3,028,963	3,500,870	9,060,822	10,542,696
Transport services	1,234,274	1,373,832	3,637,276	4,132,208
Total revenues	18,237,574	26,403,134	53,765,726	77,699,981

Operating expenses
Cost of services and products	6,654,860	10,445,442	20,052,583	31,245,153
Selling, general and administrative
expenses	2,777,411	3,222,825	7,998,818	10,142,354
Depreciation and amortization	3,140,688	6,525,796	9,903,702	19,922,383
Total operating expenses	12,572,959	20,194,063	37,955,103	61,309,890

Income from operations	5,664,615	6,209,071	15,810,623	16,390,091

Other income (expense)
Interest expense	(4,773,647)	(6,468,875)	(14,229,727)	(19,514,730)
Change in fair value of derivative	173,842	74,274	99,787	148,736
Other income	188,160	29,540	618,785	267,911
Total other expenses	(4,411,645)	(6,365,061)	(13,511,155)	(19,098,083)

Income (loss) before income tax	1,252,970	(155,990)	2,299,468	(2,707,992)

Income tax (expense) benefit	(463,727)	144,251	(696,049)	1,108,652

Net income (loss) available to common
stockholders	$789,243	$(11,739)	$1,603,419	$(1,599,340)

Weighted average shares outstanding:
Basic	12,676,733	12,676,733	12,676,733	12,676,733
Diluted	13,221,404	13,221,404	13,221,404	13,221,404

Net income (loss) per share:
Basic	$0.06	$(0.00)	$0.13	$(0.13)
Diluted	$0.04	$(0.01)	$0.10	$(0.13)

Dividends declared per share	$0.18	$0.18	$0.53	$0. 53

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Otelco Reports Third Quarter Results

Nov. 4, 2009

OTELCO INC.
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30,
	2008	2009
Cash flows from operating activities:
Net income (loss)	$1,603,419	$(1,599,340)
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	8,275,580	10,594,257
Amortization	1,628,122	9,328,126
Interest rate caplet	722,527	1,168,521
Amortization of debt premium	(54,117)	(60,759)
Amortization of loan costs	1,118,481	1,013,930
Change in fair value of derivative	(99,787)	(148,736)
Provision for deferred income taxes	-	114,171
Provision for uncollectible revenue	229,404	271,536
Gain on early lease termination	(121,124)	-
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	(582,528)	1,147,822
Material and supplies	(268,213)	212,913
Prepaid expenses and other assets	601,101	89,204
Income tax receivable	255,106	175,644
Accounts payable and accrued liabilities	1,302,625	(616,048)
Advance billings and payments	(181,015)	(395,019)
Other liabilities	5,539	(19,216)
Net cash from operating activities	14,435,120	21,277,006

Cash flows from investing activities:
Acquisition and construction of property and equipment	(6,848,799)	(6,392,058)
Deferred charges	(533,098)	(6,551)
Net cash used in investing activities	(7,381,897)	(6,398,609)

Cash flows from financing activities:
Cash dividends paid	(6,702,822)	(6,702,823)
Repayment of long-term notes payable	-	(5,000,000)
Net cash used in financing activities	(6,702,822)	(11,702,823)

Net increase in cash and cash equivalents	350,401	3,175,574
Cash and cash equivalents, beginning of period	12,810,497	13,542,255

Cash and cash equivalents, end of period	$13,160,898	$16,717,829

Supplemental disclosures of cash flow information:
Interest paid	$12,705,214	$17,763,703

Income taxes paid (received)	$(122,606)	$53,658

Non-cash gain on early lease termination	$(121,124)	$-

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